UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2005, JMAR Technologies, Inc. (JMAR) received a contract for the installation of its BioSentry product in a United States city for the purpose of monitoring drinking water for Cryptosporidium and other microorganisms in drinking water. This test program marks the first application of BioSentry to directly support Homeland Security initiatives. The program, which is set to commence in January 2006, will last three months. Under the terms of the contract, JMAR will receive funding from the city to conduct evaluation tests and report the performance of BioSentry's effectiveness in monitoring the facility's drinking water for Cryptosporidium, a protozoan parasite that can infect humans and result in serious illness.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on December 1, 2005 relating to JMAR's BioSentry water monitoring system to be tested for Homeland Security application.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

December 5, 2005	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on December 1, 2005 relating to JMAR's BioSentry water monitoring system to be tested for Homeland Security application.